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                                                                     EXHIBIT 5.1


                                 April 22, 2002

Caminus Corporation
825 Third Avenue
New York, New York 10022

         Re: Registration of 658,334 shares of common stock, $0.01 par value per share, of Caminus Corporation, pursuant to a Registration Statement on Form S-3

Ladies and Gentlemen:

         In connection with the registration for resale of 658,334 shares of common stock, $0.01 par value per share (the "Shares"), of Caminus Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Shares were issued to Altra Energy Technologies, Inc. on November 20, 2001.

         We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws.

         Subject to the foregoing, it is our opinion that the Shares are validly issued, fully paid and non-assessable.

         This opinion is rendered only to the Company and is solely for the benefit of the Company in connection with the transaction covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.
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Caminus Corporation
April 22, 2002
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                                     Very truly yours,

                                                     /s/ Irell & Manella LLP

                                                     IRELL & MANELLA LLP